Exhibit 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

February 11, 2022

Ampco-Pittsburgh Appoints Three Independent Directors to the Board

Enters into Cooperation Agreement with Ancora

Carnegie, PA, February 11, 2022 – Ampco-Pittsburgh Corporation (NYSE: AP) (“Ampco-Pittsburgh” or the “Corporation”) today announced that it has appointed three independent directors to its Board of Directors (the “Board”), two of whom were appointed in connection with an agreement with Ancora Holdings Group, LLC (together with its affiliates, “Ancora”), a shareholder which currently owns approximately 5.6% of the Corporation’s outstanding shares. Frederick D. DiSanto and Darrell L. McNair will join the Board as members of the class of directors to be elected at the 2023 Annual Meeting of the Corporation’s shareholders, effective immediately pursuant to a Cooperation Agreement entered into between Ampco-Pittsburgh and Ancora. Laurence E. Paul will also join the Board as a member of the class of directors to be elected at the 2022 Annual Meeting of the Corporation’s shareholders, effective immediately. Dr. Paul is expected to be nominated for election at the Corporation’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).

“We are exceptionally pleased to welcome this group of directors to the Ampco-Pittsburgh Board at this important time for the Corporation,” said Jim Abel, Chairman of the Board. “With these appointments, our Board reflects our strong commitment to executing on our strategic plan while providing for a diversity of views on our Board. The constructive engagement between management and Ancora during the last few months will benefit the long-term interests of our shareholders and our other stakeholders.”

Fred DiSanto, Chairman and Chief Executive Officer of Ancora, said, “We are pleased to have worked constructively with the Board and management team to reach this agreement to bring additional perspectives to the Board, which we believe will help enhance value for shareholders. We appreciate the thoughtful dialogue with Jim Abel, J. Brett McBrayer and the Board as we worked together to ensure Ampco-Pittsburgh is best positioned to execute on its strategic plan for the future.”

Pursuant to the agreement, Ancora has agreed to not make director nominations to the Corporation and to support the Board’s full slate of directors at the 2022 Annual Meeting of the Corporation’s shareholders. In addition, Ancora has agreed to customary standstill, voting and other provisions. The complete agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

About Frederick D. DiSanto

FREDRICK D. DISANTO (age 59, Class of 2023). Mr. DiSanto is the Chairman and Chief Executive Officer of The Ancora Group, a holding company that oversees three investment advisors, and has served in such capacities since 2014 and 2006, respectively. Mr. DiSanto was the President and Chief Operating Officer of Maxus Investment Group from 1998 until December of 2000. In 2001, after Maxus Investment Group was sold to Fifth Third Bank, Mr. DiSanto served as Executive Vice President and Manager of Fifth Third Bank’s Investment Advisor Division. Mr. DiSanto has served since 2016 as a director of The Eastern Company, a company that manages industrial businesses that design, manufacture and sell unique engineered solutions to niche markets, and is Chairman of the Audit Committee and a member of its Nominating and Corporate Governance Committee. He also currently serves as a director for Regional Brands, Inc., a privately held holding company seeking to acquire substantial ownership in regional companies with strong brand recognition, stable revenues and profitability, and Alithya Group Inc., a North American leader in strategy and digital transformation. Mr. DiSanto previously served on the respective Boards of Directors of Axia Net Media Corporation and LNB Bancorp, Inc. Mr. DiSanto holds a B.S. in Management Science and an MBA from Case Western Reserve University.

About Darrell L. McNair

DARRELL L. MCNAIR (age 59, Class of 2023) Mr. McNair is currently the President and Chief Executive Officer of the MVP Group of Companies, a privately held group of companies which provide injection molding services, mechanical design engineering services and distribution of foam products to the automotive, medical, industrial, recreational industries and all five branches of the military, since 2000. Previously, Mr. McNair was Executive Director and a member of the board of directors of Detroit Neighborhood & Family Initiative, a non-profit organization sponsored by the Ford Foundation & Southeast Foundation serving various communities in the Detroit area, from 1999 to 2000; Owner & Chief Executive Officer for GERIC Home Health Care, Inc., a home health care organization serving residents in southeast Michigan, from 1996 to 1999; and held various positions at the Ford Motor Company (NYSE: F), an automotive company that designs, manufactures, and markets Ford vehicles worldwide, from 1988 to 1996. Mr. McNair is also currently a member of the board of directors of Medical Mutual of Ohio, the largest health insurance company based in Cleveland, Ohio, since May 2020. In addition, Mr. McNair is currently a board member, trustee and counsel to a number of civic and community organizations, including the Cleveland/Cuyahoga County Port Authority, The President’s Council, the Minority Business Financing Advisory Board, University Hospital, Northeast Ohio Medical University, ECM Chemicals, the Greater Cleveland Sports Commission, Crain’s Business Diversity Council, the Cleveland Federal Reserve Local Advisory Council and Jumpstart. Mr. McNair received his M.B.A. in finance and marketing from Baldwin Wallace University and his B.G.S. in political science from Kent State University.

About Laurence E. Paul

LAURENCE E. PAUL (age 57, previously a Director 1998-2018, Class of 2022). Dr. Paul has been a managing principal of Laurel Crown Partners, a private investment company, for more than five years and prior to that was an investment banker for ten years. He became a President of The Louis Berkman Investment Company, a private investment company, in 2013. Dr. Paul holds an A.B. in biology from Harvard College, an M.D. from Harvard Medical School and an MBA from Stanford Business School. Dr. Paul is the brother of the Corporation’s incumbent director Stephen E. Paul.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industry. It also manufactures open-die forged products that principally are sold to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems, and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, Slovenia, and participates in three operating joint ventures located in China. It has sales offices in North and South America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

About Ancora Holdings, Inc.

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns four separate and distinct SEC Registered Investment Advisers and a broker dealer. Ancora Advisors LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Alternatives LLC specializes in pooled investments (hedge funds/investment limited partnerships). Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans. Inverness Securities, LLC is a FINRA registered Broker Dealer.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by or on behalf of Ampco-Pittsburgh Corporation (the “Corporation”). This press release may include, but is not limited to, statements about operating performance, trends, events that the Corporation expects or anticipates will occur in the future, statements about sales and production levels, restructurings, the impact from global pandemics (including COVID-19), profitability and anticipated expenses, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to: cyclical demand for products and economic downturns; excess global capacity in the steel industry; fluctuations of the value of the U.S. dollar relative to other currencies; increases in commodity prices or shortages of key production materials; consequences of global pandemics (including COVID-19); changes in the existing regulatory environment; new trade restrictions and regulatory burdens associated with “Brexit”; inability of the Corporation to successfully restructure its operations; limitations in availability of capital to fund the Corporation’s operations and strategic plan; inoperability of certain equipment on which the Corporation relies; work stoppage or another industrial action on the part of any of the Corporation’s unions; liability of the Corporation’s subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of those subsidiaries; inability to satisfy the continued listing requirements of the New York Stock Exchange or NYSE American; failure to maintain an effective system of internal control; potential attacks on information technology infrastructure and other cyber-based business disruptions; and those discussed more fully elsewhere in this report and in documents filed with the Securities and Exchange Commission by the Corporation, particularly in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that the Corporation may not be able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, the Corporation assumes no obligation, and disclaims any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

Additional Information and Where to Find It

In connection with the forthcoming solicitation of proxies from shareholders in respect of the Corporation’s 2022 Annual Meeting of Shareholders, the Corporation will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “proxy statement”), containing a form of proxy card. Details concerning the nominees for the Class of 2025 of the Board of Directors of the Corporation for election at the Corporation’s 2022 Annual Meeting of Shareholders will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING THE CORPORATION’S PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE CORPORATION. Shareholders may obtain free copies of the proxy statement and other relevant documents that the Corporation files with the SEC on the Corporation’s website at ampcopgh.com/investors or from the SEC’s website at www.sec.gov.

Participants in the Solicitation

Ampco-Pittsburgh, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the Corporation’s 2022 Annual Meeting of Shareholders. Information regarding certain of the directors and officers of Ampco-Pittsburgh is contained in its definitive proxy statement for the 2021 Annual Meeting of Shareholders which was filed with the SEC on March 26, 2021. To the extent holdings of the Corporation’s securities by directors or executive officers have changed since the amounts set forth in Ampco-Pittsburgh’s 2021 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants and their respective interests, by security holdings or otherwise, will be included in Ampco-Pittsburgh’s proxy statement and other relevant documents filed with the SEC in connection with Ampco-Pittsburgh’s 2022 Annual Meeting of Shareholders.